Exhibit 99.1


PRESS RELEASE                                             FOR IMMEDIATE RELEASE

                                                       Contact:  Ralph E. Weber
                                                                 (985) 626-6229
                                                                 (504) 457-6237



                  GS FINANCIAL CORP. AND GUARANTY SAVINGS
         ANNOUNCE LIMITED RESUMPTION OF OPERATIONS IN MANDEVILLE

     Metairie, Louisiana - (September 8, 2005) - GS Financial Corp. (the "Company") (Nasdaq/NMS: GSLA) and its subsidiary, Guaranty Savings and Homestead Association (the "Association"), announced that they have resumed limited banking operations at their Mandeville branch office located at 2111 N. Causeway Boulevard, Mandeville, Louisiana (Phone Numbers (985) 626-6229 or
(504) 457-6237). Currently our main office and branch office in Metairie appear to have sustained minor damage from Hurricane Katrina and are expected to reopen once the civil evacuation order for Jefferson Parish is lifted. Our New Orleans branch office, of which no assessment has yet been made but which presumably has incurred significant damage, currently is closed and remains subject to the civil evacuation order which is in effect in Orleans Parish. We will post updated information on our web site, www.gsha.com, as it becomes available.

     GS Financial Corp. provides community banking services through its wholly-owned subsidiary, Guaranty Savings and Homestead Association, a Louisiana chartered savings association, in the metropolitan New Orleans area.

     This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

     Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the Company's control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time-to-time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2004, and its other periodic and current reports filed thereafter describe some of these factors.

     Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.